Exhibit 99.1

Core-Mark Restates 2004 & 2005 Financials & Independent Auditors Decline to Stand for Re-Election

South San Francisco, California – March 24, 2006 – Core-Mark Holding Company, Inc. (Nasdaq: CORE) has filed a current report on Form 8-K with the SEC regarding the company’s independent auditors declining to stand for re-election, non-reliance on previously issued financial statements and other events. Core-Mark anticipates that the effects of the restatements will include (1) an increase in net income for the period August 23 to December 31, 2004 of $1.7 million, (2) a decrease in net income for the six months ended June 30, 2005 of $0.6 million, and (3) a decrease in net income for the nine months ended September 30, 2005 of $0.6 million. The full effects of the restatements are set forth in the text of the Form 8-K, which is reproduced below.

Item 4.01(a) Change in Registrant’s Certifying Accountants.

On March 20, 2006, PricewaterhouseCoopers LLP (“PwC”) notified Core-Mark Holding Company, Inc. (the “Company”) that it declined to stand for re-election as the Company’s independent registered public accounting firm upon completion of the audit and subsequent filing of the Company’s financial statements as of and for the year ended December 31, 2005 to be included in the Company’s Annual Report for 2005 on Form 10-K. The Audit Committee of the Board of Directors of the Company is currently seeking to engage a new independent registered public accounting firm.

PwC’s report on the Company’s financial statements as of December 31, 2004 and for the period from August 23, 2004 to December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. PwC did not audit the Company’s financial statements for any period ending prior to August 23, 2004.

During the period from August 23, 2004 to December 31, 2004 and through March 20, 2006, while the audit for the year ended December 31, 2005 is not yet complete, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods, other than disagreements that arose in connection with PwC’s review of the Company’s unaudited condensed consolidated financial statements as of and for the three and nine month periods ended September 30, 2005 related to (i) the accounting for loss on extinguishment of debt and (ii) the preparation of the cash flow statement with respect to changes in foreign currency exchange rates. These disagreements were resolved to the satisfaction of PwC. The Audit Committee discussed the subject matter of these disagreements with PwC. The Company has authorized PwC to respond fully to the inquiries of the successor accountant concerning the subject matter of these disagreements.

During the period from August 23, 2004 to December 31, 2004 and through March 20, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) other than as set forth below.

In connection with PwC’s audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2005, PwC advised the Company of the existence of the following deficiencies in the Company’s internal control over financial reporting (certain of which PwC initially advised the Company of in connection with their review of the Company’s unaudited condensed consolidated financial statements as of and for the three and nine month periods ended September 30, 2005, and all of which the Audit Committee has determined constitute material weaknesses in the Company’s internal control over financial reporting). A “material weakness” is a significant deficiency, or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

1)	The Company did not maintain an effective control environment and management did not extend the necessary rigor and commitment to disclosure controls and procedures. Specifically, elements of the Company’s finance organization were not structured with sufficient resources to ensure the consistent execution of their responsibility to provide independent and pro-active leadership in the areas of monitoring of controls, disclosure reviews and financial reporting. This material weakness contributed to the material weaknesses discussed in items 2 to 11 below.

2)	The Company did not maintain effective controls over the financial reporting process due to an insufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles (“GAAP”) commensurate with its financial reporting requirements and the complexity of the Company’s operations and transactions. Additionally, the Company did not maintain effective controls to ensure there is adequate monitoring and oversight of the work performed by accounting and financial reporting personnel to ensure the accuracy and completeness of the consolidated financial statements in accordance with GAAP. This material weakness contributed to the material weaknesses discussed in items 3 to 11 below.

3)	The Company did not maintain effective controls to ensure the accuracy of debt discount and debt issuance costs. Specifically, the Company did not maintain effective controls to ensure the timely write-off of debt discount and debt issuance costs, in accordance with GAAP. This control deficiency resulted in audit adjustments to other non-current assets, long-term debt, interest expense, and the extinguishment of debt expense in the Company’s 2005 annual consolidated financial statements and interim unaudited condensed consolidated financial statements for the third quarter of 2005.

4)	The Company did not maintain effective controls to ensure the appropriate classification and presentation of deferred stock-based compensation within stockholders’ equity. Specifically, the Company did not maintain effective controls to ensure the accurate presentation of deferred stock-based compensation as a separate component within the stockholders’ equity section of the consolidated balance sheet. This control deficiency resulted in an audit adjustment to additional paid-in capital and deferred stock-based compensation accounts in the Company’s 2005 annual consolidated financial statements and the interim unaudited condensed consolidated financial statements for the third quarter of 2005.

5)	The Company did not maintain effective controls to ensure the accurate preparation and review of the cash flow statement. Specifically, the Company did not maintain effective controls to ensure the impact of foreign currency translation, accrued fixed asset purchases and fixed asset dispositions were appropriately presented in the cash flow statement. This control deficiency resulted in audit adjustments to the cash flows related to purchases and sales of property, plant and equipment, cigarette and tobacco taxes payable, accounts payable, pension liability, accrued and other liabilities and effects of changes in foreign currency exchange in the Company’s 2005 annual consolidated financial statements and the interim unaudited condensed consolidated financial statements for the third quarter of 2005.

6)	The Company did not maintain effective controls to ensure the appropriate classification and presentation of accounts and disclosures in the consolidated financial statements. Specifically, the Company did not maintain effective controls to ensure the appropriate balance sheet classification and presentation based upon the nature of the account or balance. This control deficiency resulted in audit adjustments to cash, accounts receivable, other receivables, deposits and prepayments, other non-current assets, accounts payable, book overdrafts, cigarette and tobacco taxes payable, and operating expenses in the Company’s 2005 annual consolidated financial statements.

7)	The Company did not maintain effective controls to ensure there is adequate analysis, documentation, reconciliation, and review of accounting records and supporting data. Specifically, the Company did not maintain effective controls over the completeness and accuracy of the payroll expense and payroll accrual, and did not maintain effective controls to ensure the timely reconciliation of the payroll registers to the general ledger. Additionally, the Company did not maintain effective controls over the preparation, review, and monitoring of the accounts payable clearing account and the inventory pricing variance account to ensure the account balances were accurate and agreed to appropriate supporting calculations and documentation. This control deficiency will result in a restatement of the Company’s 2004 annual consolidated financial statements and the six month period ended June 30, 2005 unaudited condensed consolidated financial statements to correct an error in the inventory pricing variance account, as well as audit adjustments in the Company’s 2005 annual consolidated financial statements.

8)	The Company did not maintain effective controls to ensure the appropriate valuation of insurance related contracts. Specifically, the Company did not maintain effective controls to appropriately value a security deposit relating to an insurance contract. This control deficiency resulted in audit adjustments to other non-current assets, long-term claims liabilities, accrued liabilities and other income in the Company’s 2005 annual consolidated financial statements.

9)	The Company did not maintain effective controls over the recording of journal entries to account for contract amendments. Specifically, effective controls were not designed and in place to ensure adequate evidence of an arrangement is provided prior to recording a journal entry for contract amendments.

10)	The Company did not maintain effective controls over the accuracy of amounts subject to estimation. Specifically, the Company did not maintain effective controls to ensure timely reconciliation of estimated vendor receivables recorded in the general ledger to actual amounts received. This control deficiency resulted in audit adjustments to other receivables, inventory, deposits and prepayments, other non-current assets, accrued liabilities, cost of sales, and operating expenses in the Company’s 2005 annual consolidated financial statements.

11)	The Company did not maintain effective controls over the accurate preparation, recording, and review of foreign exchange translation adjustments. Specifically, the Company did not maintain effective controls to address the appropriateness of the assertion that the intercompany balance was permanently invested so as to ensure that the related translation adjustments were accurately prepared and recorded in accordance with GAAP. This control deficiency will result in a restatement of the Company’s 2004 annual consolidated financial statements and the interim condensed consolidated financial statements as of and for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005 as well an audit adjustment to the foreign exchange gain or loss, currency translation account, and other comprehensive income in the Company’s 2005 annual consolidated financial statements.

Each of these control deficiencies could result in a misstatement of the aforementioned account balances or disclosures that would result in a material misstatement in the annual or interim financial statements that would not be prevented or detected. Therefore, management has determined that each of the above control deficiencies represents a material weakness.

The Audit Committee has directed management to formulate an enhancement of the Company’s remediation plan described in the Company’s Form 10-Q for the third quarter of 2005 with the assistance of an outside consultant to address these material weaknesses.

The Audit Committee discussed the subject matter of these material weaknesses with PwC. The Company has authorized PwC to respond fully to the inquiries of the successor accountant concerning the subject matter of the material weaknesses.

The Company has asked PwC to furnish it with a letter addressed to the SEC stating whether it agrees or disagrees with the above statements and a copy of that letter is attached as Exhibit 16 to this Report. The Company has authorized PwC to respond fully to the inquiries of the successor accountants to be selected by the Company.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 23, 2006, the Audit Committee of the Board of Directors of the Company concluded that the Company’s audited consolidated financial statements as of December 31, 2004 and for the period from August 23, 2004 to December 31, 2004 and the Company’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2005, each included in the Company’s registration statement on Form 10, and the Company’s unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2005 included in the Company’s Form 10-Q for the third quarter of 2005, should no longer be relied upon because of errors in those financial statements relating to the accounting of foreign currency translation adjustments related to intercompany balances. Specifically, the

Company has determined that foreign currency translation adjustments related to intercompany balances of its Canadian branch were recorded as a component of comprehensive income directly to stockholders’ equity because such intercompany balances were incorrectly thought to be of a permanent nature. Because such intercompany balances were being paid throughout the period, GAAP would require that the foreign currency gains (or losses) on intercompany transactions be recorded as a gain (or loss) within the income statement.

Based on a preliminary analysis, the Company anticipates that the effect of correcting the accounting error will be to increase income from continuing operations before income taxes by approximately $2.4 million for the period from August 23, 2004 to December 31, 2004 and decrease income from continuing operations before income taxes by approximately $0.6 million for the nine month period ended September 30, 2005. In connection with this restatement, the Company will also correct an approximately $0.4 million inventory undervaluation error (and a corresponding overstatement of cost of goods sold) in its financial statements for the period from August 23, 2004 to December 31, 2004 and a related $0.4 million overvaluation error (and a corresponding understatement of cost of goods sold) in its financial statements for the six months ended June 30, 2005. The Company anticipates that the aggregate effect of these adjustments on an after-tax basis will be an increase of approximately $1.7 million to net income for the period from August 23, 2004 to December 31, 2004 and a decrease of approximately $0.6 million to net income for the nine months ended September 30, 2005. The following table summarizes the effect of these adjustments:

CORE-MARK HOLDING COMPANY, INC. AND SUBSIDIARIES

Anticipated Effects of Restatement

(Unaudited)

	2005						2004
in millions, except per share amounts	Three months ended September 30, 2005		Nine months ended September 30, 2005		Six months ended June 30, 2005		Period from August 23 through December 31, 2004
	As Reported	Restated	As Reported	Restated	As Reported	Restated	As Reported	Restated
Income from continuing operations before income taxes	$1.9	$1.9	$12.2	$11.2	$10.3	$9.3	$6.3	$9.1
Net Income	0.9	0.9	6.7	6.1	5.8	5.2	3.4	5.1
Diluted income (loss) per common share	$0.09	$0.09	$0.64	$0.59	$0.56	$0.50	$0.35	$0.52

The Company intends to reflect these adjustments in its annual report for 2005 on Form 10-K to be filed with the SEC. In order to make these adjustments, the Company may need to delay the filing of its 10-K for 2005 beyond the March 31 filing deadline. If such a delay is necessary, the Company intends to make a timely application for an extension of the time for filing its Form 10-K for 2005.

The Audit Committee of the Board of Directors of the Company has discussed these matters with its independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 8.01 Other Events.

The matters described in Item 4.02(a) above could be deemed to have established the existence of a breach or default under the Credit Agreement dated as of October 12, 2005 for the Company’s $250 million revolving credit facility. The Company does not believe that a breach or default has occurred, but nevertheless is in the process of seeking a confirmatory waiver from the lenders under the Credit Agreement of any such breach or default.

* * *

This Report contains information constituting “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan”, “continue”, or other similar words. These forward-looking statements are based on the current plans, estimates and expectations of the Company’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions affecting the cigarette and consumable goods industry; adverse effect of legislation and other matters affecting the cigarette industry; increased competition in the distribution industry; the Company’s inability to retain and attract customers; the negative affects of product liability claims; failure of the Company’s suppliers to provide products; increases in fuel prices; the loss of key personnel or the Company’s inability to attract and retain new qualified personnel; currency exchange rate fluctuations; and the negative effects of the Company’s reorganization on the Company’s customer, supplier and employee relationships. See the “Risk Factors” section included in the Company’s most recent Form 10-Q or 10-K and other filings with the Securities and Exchange Commission for a discussion of certain risks that may affect the Company’s business.

These forward-looking statements speak only as of the date of this Report. Except as may be required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Core-Mark

Core-Mark is one of the largest broad-line, full-service wholesale distributors of packaged consumer products to the convenience retail industry in North America. Founded in 1888, Core-Mark provides distribution and logistics services as well as marketing programs to over 20,000 retail locations in 37 states and five Canadian provinces through 24 distribution centers. Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry consumer packaged goods. For more information, please visit www.core-mark.com

Contact: Ms Milton Gray Draper, Director of Investor relations at 650-589-9445 X3027 or at mdraper@core-mark.com

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